Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Regeneration Technologies, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian K. Hutchison, Chairman, President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, the period covered by the Report.

/s/ BRIAN K. HUTCHISON	Dated: May 14, 2003

Brian K Hutchison Chairman, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Regeneration Technologies, Inc. and will be retained by Regeneration Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.